Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)			(1)			N-2	333-230610	June 3, 2019	(1)
	Equity	Preferred Stock	Rule 415(a)(6)			(1)			N-2	333-230610	June 3, 2019	(1)
	Debt	Debt Securities	Rule 415(a)(6)			(1)			N-2	333-230610	June 3, 2019	(1)
	Other	Warrants	Rule 415(a)(6)			(1)			N-2	333-230610	June 3, 2019	(1)
	Other	Subscription Rights	Rule 415(a)(6)			(1)			N-2	333-230610	June 3, 2019	(1)
	Other	Units	Rule 415(a)(6)			(1)			N-2	333-230610	June 3, 2019	(1)
	Other	Unallocated (Universal) Shelf	Rule 415(a)(6)			$500,000,000			N-2	333-230610	June 3, 2019	$57,950
Total Offering Amounts						$500,000,000		$0
Total Fees Previously Paid								--
Total Fee Offsets								--
Net Fee Due								$0

(1) Included as part of Unallocated (Universal) Shelf. The Registrant did not sell any securities from its registration statement on Form N-2 (333-230610) initially filed on March 29, 2019 and declared effective on June 3, 2019 (the “Prior Registration Statement”). There was registered, and is being carried forward, an indeterminate number of shares of common stock, preferred stock or subscription rights to purchase shares of common stock and/or preferred stock as may be sold, from time to time separately or as units in combination with other securities registered hereunder; common stock includes such indeterminate number of shares of common stock as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock; warrants include an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common stock, preferred stock or debt securities; debt securities include an indeterminate principal amount of debt securities as may be sold, from time to time separately or as units in combination with other securities registered hereunder; units include an indeterminate number of units and each unit may consist of a combination of any one or more of the securities being registered hereunder. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.